CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 41 to Registration Statement (File No. 333-64172) on Form N-1A of our report dated February 12, 2021, relating to the financial statements and financial highlights of InvestEd 90 Portfolio (formerly, InvestEd Aggressive Portfolio), InvestEd 80 Portfolio, InvestEd 70 Portfolio (formerly, InvestEd Growth Portfolio), InvestEd 60 Portfolio (formerly, InvestEd Balanced Portfolio), InvestEd 50 Portfolio, InvestEd 40 Portfolio (formerly, InvestEd Conservative Portfolio), InvestEd 30 Portfolio, InvestEd 20 Portfolio (formerly, InvestEd Income Portfolio), InvestEd 10 Portfolio and InvestEd 0 Portfolio (formerly, InvestEd Fixed Income Portfolio) , each a series of InvestEd Portfolios, appearing in the Annual Report on Form N-CSR of Ivy Funds for the year ended December 31, 2020, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Policy on Disclosure of Portfolio Holdings (Disclosure Policy)”, “Custodial and Auditing Services” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Kansas City, Missouri

April 26, 2021